Exhibit 10.6

ADVISORY SERVICES AGREEMENT

THIS ADVISORY SERVICES AGREEMENT (this “Agreement”) is made as of February 13, 2015 (the “Effective Date”) by and between Sigma Capital Advisors, LLC, a Delaware limited liability company (the “Service Provider”), and Snap Interactive, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, as of the Effective Date, Sigma Opportunity Fund II, LLC (“Sigma Fund”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Company pursuant to which, among other things, Sigma Fund purchased Common Shares, a Note and a Warrant from the Company, upon the terms and subject to the conditions thereof;

WHEREAS, it is a condition to the Purchase Agreement that the Company enter into this Agreement with the Service Provider;

WHEREAS, the Service Provider, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions, governance and other matters relating to the business of the Company; and

WHEREAS, the Company desires to avail itself of the expertise of Service Provider in the aforesaid areas.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

2. APPOINTMENT. The Company hereby engages the Service Provider, and the Service Provider hereby agrees under the terms and conditions set forth herein, to provide certain Services to the Company as described in Section 4 hereof.

3. TERM. The term of the Agreement (the “Term”) shall commence on the Effective Date and shall terminate on the date the Sigma Fund Note is no longer outstanding. Notwithstanding the foregoing, the provisions of Sections 5, 6, 7, 9, 10 and 16 hereof shall survive termination of this Agreement.

4. DUTIES OF THE SERVICE PROVIDER. The Service Provider shall provide the Company with business, finance and organizational strategy, advisory, consulting and other services as mutually agreed from time to time by the Company and the Service Provider (collectively, the “Services”) related to the business of the Company. The Services will be provided at such times and places as may mutually be agreed from time to time by the Company and the Service Provider.

5. COMPENSATION; EXPENSES.

(a) In consideration of the performance of the Services, the Company shall issue to the Service Provider 150,000 shares of Common Stock at Closing (the “Advisory Shares”) and a warrant to purchase 4,500,000 shares of Common Stock in the form of the Warrant issued pursuant to the Purchase Agreement (the “Advisory Warrant” and together with the Advisory Shares, the “Advisory Securities”). In addition, so long as the Sigma Fund’s Note is outstanding, the Company shall pay the Service Provider $10,000 per month, in cash, on the last Trading Day of each calendar month, provided that the first such payment for the first month shall be pre-paid on the Closing Date (the “Advisory Cash Fee” and together with the Advisory Shares and the Advisory Warrant, the “Advisory Fee”), with an aggregate Advisory Cash Fee hereunder of $240,000. In the event that (i) the Company prepays the Sigma Fund Note in full or (ii) the Sigma Fund Note is accelerated pursuant to Section 7(b) thereof, in each case, prior to the Maturity Date, the Company shall, concurrently with such prepayment, pay the Service Provider, in cash, the difference between $240,000 and all Advisory Cash Fees paid to the Service Provider prior to such prepayment. Notwithstanding the foregoing, in the event that the Sigma Fund converts its Note, in full (i) following the 12 month anniversary of the Original Issue Date (as defined in the Note), the Service Provider shall not be entitled to any further Advisory Cash Fees following such conversion, or (ii) prior to the 12 month anniversary of the Original Issue Date, the Company shall only be obligated to pay the Advisory Cash Fee until the aggregate Advisory Cash Fees paid hereunder equal $120,000.

(b) In the event that the Company effectuates a Dilutive Issuance (as defined in the Note), the Company shall pay the Service Provider a one-time fee of $150,000, which amount shall be payable in cash within 10 days of such Dilutive Issuance.

(c) The Service Provider shall be reimbursed for its reasonable out-of-pocket expenses incurred in connection with the performance of the Services, provided such expenses shall be pre-approved in writing by the Company.

(d) The Service Provider may from time to time identify and introduce the Company to potential M&A, joint venture or financing opportunities (each an “Investment Opportunity”) and/or investors to participate in any of the foregoing Investment Opportunities with the Company (the “Service Provider Investors”). To the extent that the Company, without assistance from Service Provider, identifies and arranges an initial meeting with a prospective investor or an Investment Opportunity, such person shall not be a Service Provider Investor or Investment Opportunity hereunder. In consideration therefor, the Company will pay to the Service Provider at the time of closing of any such Investment Opportunity or other transaction involving a Service Provider Investor that resulted within one year from the initial introduction by the Service Provider to the Company, a cash finders’ fee equal to 3% of the aggregate consideration relating to the Investment Opportunity or received by the Company from a Service Provider Investor in any such transaction, including cash, equity securities, debt securities, and any other form of payment made to Company or Company obligation assumed or retired. Any non-cash form of consideration shall be deemed to have a value equal to its fair market value at the time of closing as mutually agreed by the parties hereto. If at the time of the Service Provider’s introduction, the Company has a pre-existing relationship or is already engaged in discussions with a Service Provider Investor or regarding an Investment Opportunity, then the finders’ fee shall not apply. In all cases, the Service Provider shall obtain written approval from an authorized officer of the Company prior to making an introduction. Notwithstanding anything contained herein to the contrary, this Section 5(d) shall survive for a period of twelve months following the termination of this Agreement.

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(e) Any amount due hereunder that is not paid within ten (10) Business Days of when such amount was due shall bear interest at a rate of 20% per annum until paid.

6. INDEMNIFICATION.

(a) In the event that the Service Provider or any of its Affiliates, principals, managers, partners, directors, stockholders, employees, agents and representatives (collectively, the “Service Provider Indemnified Parties”) becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with the Services, the Company will indemnify and hold harmless the Service Provider Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of or in connection with this Agreement or the Services, activities and decisions hereunder, and will periodically reimburse the Service Provider Indemnified Parties for their expenses as described above, except that the Company will not be obligated to so indemnify any Service Provider Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Service Provider Indemnified Party directly result from the gross negligence or willful misconduct of such Service Provider Indemnified Party as admitted in any settlement by such Service Provider Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to any Service Provider Indemnified Party any amounts which the Service Provider Indemnified Party certifies to the Company in writing are payable to such Service Provider Indemnified Party hereunder. The reimbursement and indemnity obligations of the Company under this Section 6(a) shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Service Provider Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each Service Provider Indemnified Party.

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(b) In the event that the Company or any of its Affiliates, principals, partners, directors, stockholders, employees, agents and representatives (collectively, the "Company Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with the Services, the Service Provider will indemnify and hold harmless the Company Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of the gross negligence or willful misconduct of the Service Provider, and will periodically reimburse the Company Indemnified Parties for their expenses as described above. In connection with such indemnification, the Service Provider will promptly remit or pay to any Company Indemnified Party any amounts which the Company Indemnified Party certifies to the Service Provider in writing are payable to such Company Indemnified Party hereunder. The reimbursement and indemnity obligations of the Service Provider under this Section 6(b) shall be in addition to any liability which the Service Provider may otherwise have, shall extend upon the same terms and conditions to any Company Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Service Provider and each Company Indemnified Party.

7. PIGGY-BACK REGISTRATIONS. If at any time the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”) of any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to the Service Provider written notice of such determination and, if within ten (10) days after receipt of such notice, the Service Provider shall so request in writing, the Company shall include in such registration statement all or any part of the Advisory Shares or shares of Common Stock issuable upon exercise of the Advisory Warrant (collectively, the “Registrable Securities”) that the Service Provider requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)' judgment, such limitation is necessary for marketing purposes or to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which such Purchaser has requested inclusion hereunder. Any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement, based on the number of securities for which registration is requested except to the extent such pro rata exclusion of such other securities is prohibited under any written agreement entered into by the Company with the holder of such other securities prior to the date of this Agreement, in which case such other securities shall be excluded, if at all, in accordance with the terms of such agreement. Notwithstanding anything in this Agreement to the contrary, the registration rights contemplated by this Section 7 shall expire automatically at such time as the Registrable Securities become eligible for resale under applicable federal and state securities laws without restriction.

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8. INDEPENDENT CONTRACTOR. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. Service Provider shall be an independent contractor pursuant to this Agreement. No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party hereto or to bind any other party hereto to any contract, agreement or undertaking with any third party.

9. LIABILITY. The Service Provider is not and never shall be liable to any creditor of the Company or the Company’s Affiliates, and the Company agrees to indemnify and hold harmless all Service Provider Indemnified Parties from and against any and all such claims of alleged creditors of the Company or the Company’s Affiliates and against all costs, charges and expenses (including attorneys’ fees and expenses) incurred or sustained by any Service Provider Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of the Company. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that the Service Provider and its partners, principals, shareholders, directors, officers, employees and Affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and they shall not be under any obligation whatsoever to make such acquisitions, business transactions or other opportunities through the Company or any of its Subsidiaries or offer such acquisitions, business transactions or other opportunities to the Company or any of its Subsidiaries and shall be free to perform services similar to the Services for the account of others, including companies that may be in competition with the business conducted by the Company and its Subsidiaries.

10. ADVISORY SECURITIES. In connection with the issuance of the Advisory Securities pursuant to Section 5(a) of this Agreement to the Service Provider:

(a) the Service Provider represents and warrants to the Company as follows:

(i) the Service Provider is acquiring the Advisory Securities for its own account and with the present intention of holding the Advisory Securities for the purposes of investment, and not with a view towards, or for resale in connection with, the public sale or distribution thereof;

(ii) the Service Provider, as of the date hereof, is an “accredited investor” as that term is defined in Rule 501 of Regulation D. The Service Provider, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Advisory Securities, and has so evaluated the merits and risks of such investment. The Service Provider is able to bear the economic risk of an investment in the Advisory Securities and, at the present time, is able to afford a complete loss of such investment;

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(b) The Company represents and warrants to the Service Provider that the Advisory Securities have been duly authorized and, upon issuance, the Advisory Securities will be duly and validly issued, fully paid and non-assessable. There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Advisory Securities. The Common Stock is quoted on the OTC Market’s OTCQB Marketplace. The Company knows of no reason that the Registrable Securities will be ineligible for trading on the OTC Market’s OTCQB Marketplace.

(c) Certain Covenants.

(i) The Service Provider acknowledges and agrees that the Registrable Securities have not been and, except as provided in Section 7 of this Agreement, are not being registered under the provisions of the Securities Act or any state securities laws, and that the Registrable Securities may not be transferred unless registered under the Securities Act or an exemption from registration applies.

(ii) (A) The Service Provider acknowledges and agrees that, until such time as the Registrable Securities are registered under the Securities Act or an exemption from registration applies, the Registrable Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Registrable Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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(B) Certificates evidencing the Registrable Securities shall not contain any legend (including the legend set forth in Section 10(c)(ii) hereof): (i) following any sale of such Registrable Securities pursuant to a currently effective registration statement, (ii) following any sale of such Registrable Securities pursuant to Rule 144, (iii) if such Registrable Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Registrable Securities and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (each, a “Legend Removal Event”). The Company agrees that following any Legend Removal Event, it will, no later than three Trading Days following the delivery by the Service Provider to the Company or the Transfer Agent of a certificate representing Registrable Securities, as applicable, issued with a restrictive legend which legend may be removed pursuant to such Legend Removal Event, deliver or cause to be delivered to the Service Provider or its transferee, as applicable, a certificate representing such shares that is free from all restrictive and other legends.

(iii) Not used.

(iv) Not used.

(v) Each of the Company and Service Provider agree to perform, from time to time, such other acts and to execute, acknowledge and deliver such other agreements, instruments, certificates and other documents as may be reasonably necessary in order to effectuate the transactions contemplated by this Agreement and to afford the Service Provider and Sigma Fund the full benefits with respect to the Advisory Shares.

11. CORPORATE AUTHORIZATION. In connection herewith, each of the Company and the Service Provider represents and warrants to the other, that each of the Company and Service Provider has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by each of the Company and the Service Provider and constitutes the valid, legal and binding agreement of each of the Company and the Service Provider, enforceable against each of them in accordance with its terms.

12. ASSIGNMENT. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, the Service Provider may assign its rights and obligations under this Agreement to any of its Affiliates with the consent of the Company which shall not be unreasonably withheld.

13. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to, and be binding upon, the successors and permitted assigns of the parties hereto.

14. COUNTERPARTS. This Agreement may be executed and delivered by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

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15. ENTIRE AGREEMENT; MODIFICATION. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein, including any prior Advisory Services Agreements executed between the Company and the Service Provider (except to the extent that by the terms thereof any provisions thereof are intended to survive termination). No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party.

16. NOTICES. Any and all notices or service of process required or permitted hereunder shall be in writing given as follows:

if to the Company:

Snap Interactive, Inc.

462 7th Avenue, 4th Floor

New York, NY 10018

Attn: Chief Executive Officer

Fax:

if to the Service Provider:

Sigma Capital Advisors, LLC

800 Third Avenue, Suite 1701

New York, New York 10022

Attn: Thom Waye

Fax: (212) 292-2685

Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Any party may give any notice or other communication hereunder by personal delivery or using a nationally recognized overnight courier service, telecopy, or telex. Any party may change the address to which notices, service of process, requests, demands, claims, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

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17. GOVERNING LAW; JURISDICTION AND VENUE. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York. Each of the Company and the Service Provider agrees that any action, proceeding or claim it commences against the other party pursuant to this Agreement shall be brought in a court of the State of New York located within New York County, or in the United States District Court for the Southern or Eastern Districts of New York. Each of the Company and the Service Provider irrevocably and unconditionally commits to the in personam jurisdiction of such courts and waives, to the fullest extent permitted by law, any objections which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum and the right to object, with respect to any such suit, action or proceeding brought in such court, that such court does not have jurisdiction over the person of such party. In any suit, action or proceeding, each of the Company and the Service Provider waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail, addressed to such party at its address set forth in Section 16 hereof. Each of the Company and the Service Provider agrees that a final non-appealable judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

18. NO THIRD PARTY BENEFICIARIES. Except as provided in Sections 6 and 9 hereof, this Agreement is for the sole benefit of the parties hereto and the Sigma Fund, and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have signed this Advisory Services Agreement as of the day and year first above written.

SIGMA CAPITAL ADVISORS, LLC

By:	/s/ Thom Waye
Name:	Thom Waye
Title:	Manager

SNAP INTERACTIVE, INC.

By:	/s/ Alexander Harrington
Name:	Alexander Harrington
Title:	Chief Financial Officer and Chief Operating Officer

Accepted and Agreed:

SIGMA OPPORTUNITY FUND II, LLC
By: Sigma Capital Advisors, LLC, its managing member

By:	/s/ Thom Waye
Thom Waye
Manager

[Advisory Services Agreement]